As filed with the Securities and Exchange Commission on May 7, 2014.
Registration No. _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MATERION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1919973
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
(Address of Principal Executive Offices) (Zip Code)

Materion Corporation 2006 Non-employee Director Equity Plan
(As Amended and Restated as of May 7, 2014)
(Full Title of the Plan)

Michael C. Hasychak
Vice President, Secretary and Treasurer
Materion Corporation
6070 Parkland Boulevard
Mayfield Heights, OH 44124
(Name and Address of Agent for Service)

(216) 486-4200
(Telephone Number, including area code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer X	Non-accelerated filer	Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, without par value	75,000	$33.27	$2,495,250	$322.00

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this registration statement also covers such additional shares of Common Stock, without par value (the “Common Shares”), of Materion Corporation (the “Registrant”), as may become issuable pursuant to the anti-dilution provisions of the Registrant’s 2006 Director Equity Plan (As Amended and Restated as of May 7, 2014) (the “Plan”).

(2)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on May 5, 2014, within five business days prior to filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement Nos. 333-133429 and 333-173915 on Forms S-8, as filed by the Registrant (named Brush Engineered Materials Inc. at the time of filing of the first such Form S-8) with the Securities and Exchange Commission (the “SEC”) on April 20, 2006 and May 4, 2011 are incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registration Statement on Form S-4, Registration No. 333-95917, filed by the Registrant on February 1, 2000, and incorporated herein by reference)

4.2
Amendment to Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3(a) to the Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on March 8, 2011 and incorporated herein by reference)

4.3
Amended and Restated Code of Regulations of the Registrant (filed as Exhibit 3 to Quarterly Report on Form 10-Q for the quarter ended July 1, 2011), File No. 1-15885, filed by the Registrant on August 9, 2011, and incorporated herein by reference)

4.4	Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014)
5	Opinion of Counsel
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (Included in Exhibit 5)
24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayfield Heights, State of Ohio, on May 7, 2014.

MATERION COPRORATION

By: /s/ Michael C. Hasychak
Michael C. Hasychak
Vice President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on May 7, 2014.

Signature	Title
* Richard J. Hipple	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)

* John D. Grampa	Senior Vice President Finance and Chief Financial Officer (principal financial and accounting officer)
* Edward F. Crawford	Director
* Joseph P. Keithley	Director
* Vinod M. Khilnani	Director
* William B. Lawrence	Director
* N. Mohan Reddy	Director
* Craig S. Shular	Director
* Darlene J. S. Solomon	Director
* Robert B. Toth	Director
* Geoffrey Wild	Director

* Michael C. Hasychak, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above indicated officers and directors thereof pursuant to a power of attorney filed with the Securities and Exchange Commission.

May 7, 2014                            /s/ Michael C. Hasychak
By: Michael C. Hasychak,
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registration Statement on Form S-4, Registration No. 333-95917, filed by the Registrant on February 1, 2000, and incorporated herein by reference)

4.2
Amendment to Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3(a) to the Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on March 8, 2011 and incorporated herein by reference)

4.3
Amended and Restated Code of Regulations of the Registrant (filed as Exhibit 3 to Quarterly Report on Form 10-Q for the quarter ended July 1, 2011, File No. 1-15885, filed by the Registrant on August 9, 2011, and incorporated herein by reference)

4.4	Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014)
5	Opinion of Counsel
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (Included in Exhibit 5)
24	Power of Attorney